Exhibit 99.1

Contact:	Media:

Laura Hortas

Communications

(609) 252-4587

laura.hortas@bms.com

Tony Plohoros

Communications

(609) 252-7938

tony.plohoros@bms.com

STATEMENT ON THE DEFERRED PROSECUTION AGREEMENT

FOLLOWING PRESS RELEASE FROM U.S. ATTORNEY

June 14, 2007 – (NEW YORK) — Bristol-Myers Squibb today acknowledged the statement by the Hon. Christopher J. Christie, the U.S. Attorney for the District of New Jersey, regarding tomorrow’s expiration of the deferred prosecution agreement (DPA).

During the past two years, Bristol-Myers Squibb has complied with the letter and spirit of the DPA and has made significant enhancements to its compliance structures and practices. The company believes its business operations are stronger today as a result of having embraced a culture of compliance. The expiration of the DPA will not diminish the company’s commitment to exemplary corporate citizenship, effective corporate governance practices and the highest principles of integrity and professionalism.

Bristol-Myers Squibb is a global pharmaceutical and related healthcare products company whose mission is to extend and enhance human life.